TELESCRIPT INDUSTRIES CORPORATION

BY-LAWS

TELESCRIPT INDUSTRIES CORPORATION

ARTICLE 1.

 Stockholders '

Section 1. ANNUAL MEETING; The annual meeting of the stockholders shall be held at the office of the corporation in the City of New York, on the first day of December of each year, or if such day be a Saturday, Sunday or a legal holiday, then on the next succeeding day not a Saturday, Sunday or legal holiday, at three o'clock in the afternoon, for the purpose of electing directors and for the transaction of such other business as may properly be brought before the meeting.

Section 2. SPECIAL MEETING. Special meetings of the stockholders may be held upon call of the President or of the holders of twenty-five per cent of the total amount of shares of stock issued and outstanding and entitled to vote, at such time and at such places within the State of New York, as may be stated in the call.

Section 3. NOTICE OF MEETINGS: Notice of the time and place of every meeting of stockholders shall be delivered personally mailed at least ten days, but not more than forty days previous thereto, to each stockholder of record entitled to vote, at his post-office address appearing upon the books of the corporation. Such further notice shall be given as may be required by law. Meetings may be held without notice, if all stockholders entitled to vote are present, or if notice is waived by those not present.

Section 4. QUORUM: The holders of record of a majority of the shares of stock issued and outstanding and entitled to vote, present in person-or by proxy, shall, except as otherwise provided by law, constitute a quorum of all meetings of the stockholders; if there be no such quorum, the holders of a majority of shares of stock so present or represented may adjourn the meeting from time to time until a quorum shall have been obtained.

Section 5. WAIVER OF NOTICE: Whenever any notice whatever is required to be given by these by-laves, or the articles of incorporation of this corporation, or any of the corporation laws of the State of New York , a waiver thereof in writing, signed by the person or persons entitled to Such notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

Section 6. ORGANIZATION OF MEETINGS: Meetings of the stockholders shall be presided over by the president, or if he is not present, by a vice-president, or if neither the president nor a vice-president is present, by a chairman to be chosen at the meeting. The secretary of the corporation, or in his absence an assistant secretary, shall act as secretary of the meeting, if present.

Section 7. VOTING INSPECTORS: At a meeting of stockholders for the election of directors, the chairman of the meeting shall appoint two inspectors of election to serve as provided by law.
 No member of the board of directors or candidate for member of the board of directors shall be appointed an inspector.

ARTICLE 11.

Directors

Section 1, NUMBER, QUORUM, TERM, VACANCIES,
REMOVAL. The board of directors of the corporation shall consist of such number of persons (not less than three nor more than seven) as may be elected by the stockholders.
 Directors need not be stockholders. A majority of the directors shall constitute a quorum. If any vacancy or vacancies occur in the board of directors caused by death, resignation, retirement, disqualification or removal from office of any directors or otherwise, a majority of the directors then in office may elect a successor or successors and the director or directors so elected shall hold office until the next annual election of directors and until their successors shall be duly elected and qualified.

Each director shall hold office until the election of his successor, unless sooner removed.

Section 2. MEETINGS, NOTICE. The board of directors shall meet only within the State of New York at such places and times as may be fixed by the board. Regular meetings of the board of directors shall be held at such time as may from time to time be fixed by resolution of the board of directors and such meetings may be hold without notice. Special meetings may be held at any time upon the call of any two directors, or of the president, by oral, telephoned, radioed, cabled, or written notice, duly served on or sent or mailed to, each director not less than two days before such meeting. A meeting of the board of directors may be held without notice immediately after the annual meeting of stockholders at the same place at which such meeting was held. Meetings may be held at any time without notice if all directors are present, or if those not present waive notice of the meeting in writing.

Section 3. RESIGNATION AND REMOVAL: Any director may resign at any time by giving written notice to the president of the corporation. Such resignation shall take effect at the time specified therein; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. Any and all of the directors of the corporation may be removed at any time by the vote of the holders of record of two-third of the shares of stock of the corporation issued and outstanding at a meeting of the stockholders.

Section 4. POWERS: Subject to the provisions of law and the certificate of incorporation, the directors of the corporation shall have the general management and control of the business and affairs of the corporation and shall exercise all the powers that may be exercised or performed by the corporation. In furtherance and not in limitation of such powers, the board of directors shall have the following powers:

( 1 ) The board of directors may in its discretion designate from its number an executive committee of not less than two members which shall have and may exercise in the intervals between meetings of the board of directors., the powers there of which may lawfully be delegated in respect of the management of the business and the affairs of the corporation. The board of directors may, also, in its discretion designate from its number a finance committee and other committees and delegate thereto such of the powers of the board of directors as may be lawfully delegated, to be exercised when the board is not in session.

(2) The board of directors shall have power from time to time to fix the amount, if any of the surplus or net profits of the corporation to be reserved as working capital or for any other purpose and to determine whether any, or if any, what, part of the surplus shall be declared in dividends and paid to the stockholders.

(3) Except as otherwise expressly provided by law of the board of directors directors shall have power to sell, hypothecate, mortgage, pledge or. otherwise dispose of all or any part of the corporate assets or property.

ART I CLE III.
Officers

Section l. EXECUTIVE OFFICERS: The executive officers of the corporation shall be a president, a vice-president, a treasurer and a secretary, all of whom shall be elected annually by the directors, and shall hold office during such period at the pleasure of the directors. Any two offices or more may be held by one person. All vacancies occurring among any of the above officers shalI be filled by directors.
 Any officer may be removed at any time by the affirmative vote of a majority of the directors at a special meeting of the directors called for the purpose.

Section 2. SUBORDINATE OFFICERS: The board may appoint such other officers and agents with such powers and duties as it shall deem necessary.

Section 3. PRESIDENT. The president shall preside at all meetings of the stockholders and directors. He shall, while the directors are not in session, have general management and control of the business and affairs of the corporation.

Section 4. VICE-PRESIDENT: The vice-president shall in the absence or disabiIity of the president exercise the powers and perform the duties of the president and he shall exercise such other powers and perform Such other duties as shall be prescribed by the directors.

Section 5. SECRETARY: The secretary shall attend all sessions of the board of directors and all meetings of the stockholders and record al I votes i n the minutes of the meetings i n a book to be kept f or that purpose and shall perform like duties for the standing committees when required. He shall give or cause to be given notice of all meetings of the duties as shall be prescribed by the board of directors and the president, under whose supervision he shall be.

He shall keep in his custody the sea] of the corporation and, when authorized by the board of directors, affix same to any instruments requiring it. When so affixed, it shall be attested by the secretary of treasurer or the assistant secretary. He shall have charge of the certificate books and stock books, and such other books and papers as the board may direct, and he shall perform all other duties incident of the office of secretary.

        Section 6. ASSISTANT SECRETARIES: the assistant secretaries shall, in the order of their seniority absence or disability of the and in the secretary, perform the duties and exercise the powers of the secretary and shalI perform such other duties as the president or the board of directors shall prescribe.

Section 7. TREASURER: The treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in book belonging to the corporation and shall deposit all monies and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors.

He shall disburse the funds of the corporation as may be ordered by the board of directors, making proper vouchers for such disbursement, and shall render to the president and directors at the regular meetings of the board, or whenever they may require it, an account of all his transactions as treasurer of the financial condition of the corporation.

He shall give the corporation a bond, if required by the board of directors, in a sum and with one or more sureties satisfactory to the board, for the faithful performance of the duties of his office and f or the restoration to the corporation in cash, on his death, resignation, retirement or removal from office, or all books, papers, vouchers, monies, and other properties of whatever kind in his possession or under his control belonging  to the corporation.

Section 8. ASSISTANT TREASURERS: The assistant treasurers, in the order of their seniority and in the absence or disability of the treasurer, shall perform the duties and exercise the powers of the treasurer and shell perform such other duties at this board of directors shall prescribe

Section 9. APPOINTMENT OF ADDITIONAL OFFICERS: The board may appoint such other officers and agents as it shall deem necessary, who she] I hold their off ice f or such terms and shalI exercise such powers and perform such duties as shall be determined from time to time by the boar of directors.

In case of the absence of any officer of the corporation, or for any other reason the board may deem sufficient, the board of directors may delogate for the time being, the powers or duties, or any of them, of such officer t any other officer, or to any director, provided a majority of the entire board concurs therein.

Section 10. RES I GNAT I ONS AND REMOVALS: Any officer of the corporation may resign at any time by giving written notice to the corporation, or to the board of directors, or to the chairman of the board or to the president, or to the secretary of the corporation. Any such resignation shall take effect at the time specified therein, or if the time be not specified therein, upon its acceptance by the board of directors.

Section 11. SALARIES: The salaries of all officers shall be fixed by the board of directors., and the fact that any officer is a director, shall not preclude him from receiving d salary or from voting upon the resolution providing the same.

ARTICLE IV.

Certificates of Stock

Section 1. TRANSFER: EXECUTION: The interest of each stockholder of the corporation shall be evidenced by certificates for shares of stock in such form as the board of directors from time to time may prescribe. The shares of stock shall be transferred on the books of the corporation by duly authorized officers or agents of the corporation at the direction of the holder thereof or by his duly authorized representative, upon surrender for cancelIation of certificates f or the same number of shares, with an assignment and power of transfer endorsed thereon or attached thereto, duly executed, with much proof of the authenticity of the signature as the corporation or its duly authorized officers or agents may reasonably require.

        The certificates of stock shall be signed by the president or vice-president and by the secretary or , the treasurer, an assistant secretary or an assistant treasurer, and countersigned and registered in such manner, if and, as the board of directors by resolution may prescribe; provided, however, that where such certificates are signed by a transfer agent or an assistant transfer agent or by a transfer clerk acting on behalf of the corporation and a registrar, the signature of any such president, vice-president, secretary, treasurer, assistant secretary or assistant treasurer may be facsimiIe. In case any officer or officers who shalI have signed, or whose facsimile signature or signatures shall have been used on any such certificate or certificates shall cease to be such officer or officers of the corporation, whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the corporation such certificate or certificates may nevertheless be adopted by the corporation and be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures shall have been used thereon had not ceased to be such officer or officers of the corporation.

Section 2. CLOSING BOOKS: RECORD DATE: The board of directors shall have power to close the stock transfer books of the corporation f or a period not exceeding forty days preceding the date of any meeting of the stockholders or the date for payment of any dividend or the date for the allotment of rights or the date when any change or conversion or exchange of stock shall go into effect; provided, however, that in lieu of closing the stock transfer books, the board of directors may fix in advance a date and hour, not exceeding forty days preceding the date of any meeting of stockholders or the date f or the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of stock shalI go into effect, as a record date f or the determination of the stockholders entitled to notice of, and to vote at, any such meeting, or entitled to receive payment of any such dividend, or to any allotment of rights, or to exercise any rights with respect to any such change, conversion or exchange of stock, and in Such case only such stockholders as shall be stockholders of record on the date and hour so fixed shall be entitled to such notice of, and to vote at, such meetings, or -to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any stock on the books of the corporation after any such record date so fixed.

ARTICLE V.
        Offices

Section 1. OFFICES: The principal office of the corporation shall be in the City of New York in the State of New York. The
corporation also may have offices at such other places both within and without the State as the board of directors from time to time may designate.

ARTICLE VI.

Miscellaneous Provisions

Section 1, VOTING ON STOCK: Unless otherwise specifically authorized by the board of directors, all stock owned by the corporation, other then stock of the corporation, shall be voted in person or by proxy by the president of the corporation on behalf of the corporation.

Section 2. CORPORATE SEAL: A seal with the words
TELESCRIPT INDUSTRIES CORPORATION Corporate
Seal, New York, 1957, upon it shall be the common corporate
 seal of the corporation and shall be in the custody of the secretary. The form impressed on the margin hereof is adopted as the said corporate seal.

Section 3. LOST CERTIFICATES: Any person claiming a certificate of stock to be Iost or destroyed shalI make an affidavit or affirmation of that and advertise the same in such manner as the board of directors may require; and the board of directors, in its discretion, may require the owner of the lost or destroyed certificate, or his legal representative, to give the corporation a bond, in such sum as it may direct, to indemnify the corporation against any claim that may be made against the corporation on account of the alleged loss of any such certificate.

Section 4. CHECKS, NOTES, ETC.: Checks and notes of the corporation shall be signed and checks, notes, drafts, bills of exchange and orders for the payment of money shall be determined by the board.

Section 5. FUNDS: The funds of the corporation shall be deposited in such bank or trust company, and checks drawn against such fund shall be signed in such manner as may be determined from time to time by the directors.

Section 6. NOTICE AND WAIVER OF NOTICE. Any notice required to be given by these by-laws may be given by mailing or telegraphing the same to the person entitled thereto at his address as shown on the corporation' s books, and such notice shall be deemed to be given at the time of such mailing or telegraphing. Any notice required to be given by these by-laws may be waived by the person entitled to such notice.

Section 7. DIRECTORS' STATEMENTS: The board of directors shall, when calIed upon by the holders of ten per cent ( 10%) of the share of outstanding stock, furnish a full and clear statement of the business and condition of the corporation.

Section 8. REGISTERED STOCKHOLDERS: The corporation shall be entitled to treat the holder of record of any share or shares of stock as the .holder in fact thereof; and, accordingly, shall not be bound or responsible for any equitable or other claim to, or interest in, such share on the part of any other person, whether or not it shalI have express or other notice thereof save as expressly provided by the laws of the State of Now York.

I Section 9. POWER OF DIRECTORS TO AMEND, ETC.: The board of directors shall have power to make, amend and repeal the by-laws of the corporation, by vote of a majority of all the directors, at any regular or special meeting of the board.

Section 10. POWER OF STOCKHOLDERS TO AMEND, ETC. : The stockholders may make, alter, amend and repeal the by-laws of the corporation, at any annual meeting or at a special meeting called for the purposes, and all by-laws made by the directors may be altered or repealed by the stockholders.